EXHIBIT 10     Consent of Independent Registered Public Accounting Firm


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The Board of Directors of Fidelity and Guaranty Life Insurance Company:


We consent to the use in the Registration Statement No. 333-137531 and 811-21952 on Form N-4 of our report dated September 15, 2006 with respect to statutory statements of admitted assets, liabilities, and capital and surplus of Fidelity and Guaranty Life Insurance Company (the Company) as of December 31, 2005 and 2004, and the related statutory statements of operations, changes in capital and surplus, and cash flow for the years then ended, and accompanying schedules, appearing in the [Statement of Additional Information], which is part of the Registration Statement, and to the reference to our firm under the heading, "Experts" in the [Statement of Additional Information.]

Our report dated September 15, 2006 refers to (1) the adoption of Statement of Statutory Accounting Principles No. 93, "Accounting for Low Income Housing Tax Credit Property Investments" effective January 1, 2005, and (2) the 2004 financial statements have been restated.

Our report dated September 15, 2006 also includes explanatory language that states that Company prepared the statutory financial statements using accounting principles prescribed or permitted by the Maryland Insurance Administration, which practices differ from U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented fairly in conformity with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in conformity with statutory accounting principles.



/s/ KPMG LLP


Baltimore, Maryland


December 19, 2006